Exhibit 99.1
SecureWorks Reports Second Quarter Fiscal 2018 Results

•	Revenue increased 12 percent year-over-year to $116 million.

•	Gross margin increased 250 basis points over last year; non-GAAP gross margin increased 210 basis points over last year.

•	Net cash provided by operating activities was $11.2 million for the three months ended August 4, 2017.

•	Increased Fiscal Year 2018 Revenue guidance to be in the range of $462 to $465 million; Non-GAAP Revenue guidance to be in the range of $463 to $466 million.

ATLANTA, Ga, September 6, 2017 - SecureWorks (NASDAQ: SCWX), a leading provider of intelligence-driven information security solutions, today announced financial results for its second quarter of fiscal 2018, which ended August 4, 2017.

“We delivered solid performance this quarter driven by double-digit revenue growth, continued gross margin expansion, a narrowing of our net loss and strong operating cash flow,” said Michael R. Cote, Chief Executive Officer of SecureWorks. “Our solutions unlock the value of our clients’ cybersecurity investments, simplify their complex security operations and amplify their defenses by protecting components of their security ecosystem. Looking ahead, we remain confident in our position as a leader in the estimated $20 billion global managed security services market1 and in our ability to improve sales momentum as the changes we made to our sales organization take hold in the second half of the fiscal year.”

Business and operational highlights for the second quarter of fiscal 2018 include the following:

•
SecureWorks was noted as a Leader in the recent IDC Marketscape: Worldwide Managed Security Service 2017 Vendor Assessment report for “threat intelligence and advanced threat detection services that are highly sophisticated” and “Customer feedback which included praise for SecureWorks' portal improvements, for the breadth of reports, and for the flexibility of services”. [2]

______________________
1 Source: Frost & Sullivan estimates the global managed security services market will grow an average of 16 percent over the next four years, reaching approximately $20 billion by 2020.
2 Source: IDC MarketScape: Worldwide Managed Security Services 2017 Vendor Assessment, Doc # US41320917, Aug 2017

•
The Company began bundling its Red Cloak® agent with Server Monitoring thereby providing advanced analytics to significantly enhance visibility into potential threats, and dramatically improving our clients' security posture through threat detection and response. This added functionality, which allows SecureWorks to gather additional security-specific telemetry, is available for both on-premises and AWS cloud servers that operate on the Windows platform.

•
Shortly after the end of the second quarter, the Company joined forces with Carbon Black to deliver managed Advanced Endpoint Threat Prevention (AETP). This fully managed service features strong endpoint threat prevention via Cb Defense, a powerful Next-Generation Antivirus (NGAV) product. SecureWorks Threat Intelligence, backed by its advanced analyst team and built on the Counter Threat PlatformTM, adds context and actionable intelligence to help clients understand and respond to threats faster. Preventing threats and quickly identifying those that cannot be prevented are key factors in reducing business risk and the cost of a breach for clients.

•
The company has expanded its program to orchestrate threat prevention to include certain products from Palo Alto Networks®, Cisco Systems® and Juniper Networks® as a part of the SecureWorks managed solution portfolio. This solution delivers SecureWorks’ proprietary intelligence to market-leading network security control points, providing proactive protection from emerging threats.

•
At this year’s annual Black Hat conference, SecureWorks’ Counter Threat Unit released a new threat analysis detailing an intricate, year-long cyber-espionage campaign which used targeted spearphishing and social engineering. By combining robust threat intelligence with its powerful technology, SecureWorks alerted its clients to this campaign in early 2017.

•
The Company teamed up with the National Health Information Sharing and Analysis Center (NH-ISAC) to provide critical cybersecurity services to its member organizations as part the NH-ISAC’s CYBERFIT® services.

Second Quarter Fiscal 2018 Financial Results Highlights

•
Revenue increased 12.0 percent to $116.1 million from $103.7 million in the second quarter of fiscal 2017. Non-GAAP revenue increased 11.9 percent to $116.3 million from $103.9 million in the second quarter of fiscal 2017.

•
Gross margin was 51.5 percent, up from 49.0 percent in the second quarter of fiscal 2017. Non-GAAP gross margin increased to 54.7 percent from 52.6 percent in the second quarter of fiscal 2017. The increase in GAAP and non-GAAP gross margins was mainly driven by efficiencies as the Company continues to leverage its global service delivery model and improve its technology and processes.

•	Operating loss was $18.7 million compared to $20.0 million in the second quarter of fiscal 2017; non-GAAP operating loss was $7.8 million compared to $9.6 million in the second quarter of last year.

•
Net loss was $12.1 million, or $0.15 per share, compared to a net loss of $12.1 million, or $0.15 per share, in the second quarter of fiscal 2017. Non-GAAP net loss was $5.4 million, or $0.07 per share, compared to a non-GAAP net loss of $5.6 million, or $0.07 per share, in the second quarter of fiscal 2017.

•	Adjusted EBITDA loss was $4.6 million, compared to an adjusted EBITDA loss of $7.0 million in the second quarter of fiscal 2017.

•	Cash used by operating activities for the six months ended August 4, 2017 was $8.4 million and cash provided by operating activities in second quarter of fiscal 2018 was $11.2 million.

•	The number of weighted average shares outstanding during the second quarter was approximately 80.353 million.

•
Monthly recurring revenue as of August 4, 2017 increased 8.4 percent to $32.3 million from $29.8 million as of July 29, 2016. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Third Quarter and Full Fiscal Year 2018 Guidance
Based on current market conditions, second quarter performance and the continued investment in its sales organization, the Company expects the following results for the third quarter ending on November 3, 2017 and the full fiscal year ending on February 2, 2018:
For the third quarter, the Company expects:

•	Revenue to be in the range of $115 to $116 million on both a GAAP and non-GAAP basis.

•	Net loss per share to be in the range of $0.17 to $0.19 and non-GAAP net loss per share to be in the range of $0.09 to $0.10.

•	Approximately 80.362 million weighted average shares to be outstanding during the third quarter of fiscal 2018.
For fiscal year 2018, the Company now expects the following results, updating previously announced full year guidance:

•	Revenue to be in the range of $462 to $465 million and non-GAAP revenue to be in the range of $463 to $466 million.

•	Net loss to be in the range of $52 to $54 million and adjusted EBITDA loss to be in the range of $21 to $25 million.

•	Net loss per share to be in the range of $0.65 to $0.68 and non-GAAP net loss per share to be in the range of $0.29 to $0.32.
In addition, the Company affirmed the following previously provided guidance:

•	Monthly recurring revenue to be in the range of $34.4 to $36.4 million at the end of the fourth quarter of fiscal 2018.

•	Approximately 80.286 million weighted average shares to be outstanding during fiscal year 2018.

•	Capital expenditures to be approximately $18 to $20 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its second quarter performance and outlook for its third quarter and full fiscal year 2018 on September 6, 2017, at 8:00 a.m. ET. A live audio webcast of the conference call will be accessible on the company’s website at http://investors.secureworks.com. The webcast will be archived at the same location for one year.
Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the third quarter of fiscal 2018 and for full year fiscal 2018, net loss and adjusted EBITDA loss for full year fiscal 2018, capital expenditures for full year fiscal 2018, weighted average shares outstanding during the third quarter of fiscal 2018 and full year fiscal 2018, and monthly recurring revenue at the end of the fourth quarter of fiscal 2018, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 3, 2017, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About SecureWorks
SecureWorks® (NASDAQ: SCWX) is a leading global cybersecurity company that keeps organizations safe in a digitally connected world. We combine visibility from thousands of clients, artificial intelligence and automation from our industry-leading SecureWorks Counter Threat Platform™, and actionable insights from our team of elite researchers and analysts to create a powerful network effect that provides increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly to incidents, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer. ™ www.secureworks.com

Contact Information

Investor Inquiries:
Rebecca Gardy
Investor Relations Officer
404-417-4803
rgardy@secureworks.com

Media inquiries:
Elizabeth W. Clarke
Director of Media Relations
404-486-4492
eclarke@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	July 29, 2016	August 4, 2017	July 29, 2016
Net revenue	$116,123	$103,653	$229,716	$203,446
Cost of revenue	56,325	52,907	110,267	102,756
Gross margin	59,798	50,746	119,449	100,690
Research and development	19,693	17,373	39,172	34,970
Sales and marketing	37,620	31,820	74,789	62,082
General and administrative	21,138	21,600	44,542	42,685
Total operating expenses	78,451	70,793	158,503	139,737
Operating loss	(18,653)	(20,047)	(39,054)	(39,047)
Interest and other, net	(425)	851	(1,074)	1,216
Loss before income taxes	(19,078)	(19,196)	(40,128)	(37,831)
Income tax benefit	(6,960)	(7,145)	(13,774)	(14,153)
Net loss	$(12,118)	$(12,051)	$(26,354)	$(23,678)

Net loss per common share (basic and diluted)	$(0.15)	$(0.15)	$(0.33)	$(0.31)
Weighted-average common shares
outstanding (basic and diluted)	80,353	80,009	80,205	75,169

Percentage of Total Net Revenue
Gross margin	51.5%	49.0%	52.0%	49.5%
Research and development	17.0%	16.8%	17.1%	17.2%
Sales and marketing	32.4%	30.7%	32.6%	30.5%
General and administrative	18.2%	20.8%	19.4%	21.0%
Operating expenses	67.6%	68.3%	69.0%	68.7%
Operating loss	(16.1)%	(19.3)%	(17.0)%	(19.2)%
Loss before income taxes	(16.4)%	(18.5)%	(17.5)%	(18.6)%
Net loss	(10.4)%	(11.6)%	(11.5)%	(11.6)%
Effective tax rate	36.5%	37.2%	34.3%	37.4%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	August 4, 2017	February 3, 2017
Assets:
Current assets:
Cash and cash equivalents	$97,780	$116,595
Accounts receivable, net	122,664	113,546
Inventories, net	1,170	1,947
Other current assets	51,004	51,947
Total current assets	272,618	284,035
Property and equipment, net	32,779	31,153
Goodwill	416,487	416,487
Purchased intangible assets, net	248,053	261,921
Other non-current assets	6,091	5,704
Total assets	$976,028	$999,300
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$23,847	$24,119
Accrued and other	56,287	59,704
Short-term deferred revenue	133,811	119,909
Total current liabilities	213,945	203,732
Long-term deferred revenue	14,644	14,752
Other non-current liabilities	74,993	89,392
Total liabilities	303,582	307,876
Stockholders' equity	672,446	691,424
Total liabilities and stockholders' equity	$976,028	$999,300

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	August 4, 2017	July 29, 2016
Cash flows from operating activities:
Net loss	$(26,354)	$(23,678)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	20,666	19,422
Change in fair value of convertible notes	—	132
Stock-based compensation expense	7,158	3,365
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	1,456	(1,129)
Income tax benefit	(15,098)	(14,153)
Provision for doubtful accounts	2,591	1,340
Excess tax benefit from share-based payment	—	(221)
Changes in assets and liabilities:
Accounts receivable	(12,491)	15,388
Due to/from parent	7,653	(21,032)
Inventories	778	25
Other assets	606	109
Accounts payable	(269)	4,720
Deferred revenue	13,819	2,651
Accrued and other liabilities	(8,930)	(8,519)
Net cash used in operating activities	(8,415)	(21,580)
Cash flows from investing activities:
Capital expenditures	(8,376)	(7,930)
Net cash used in investing activities	(8,376)	(7,930)
Cash flows from financing activities:
Proceeds from IPO, net	—	99,604
Capital contribution from parent, net	—	9,547
Excess tax benefit from share-based payment	—	221
Principal payments on financing arrangement with Dell Financial Services	(800)	—
Taxes paid on vested restricted shares	(1,224)	—
Net cash (used in) provided by financing activities	(2,024)	109,372
Net (decrease) increase in cash and cash equivalents	(18,815)	79,862
Cash and cash equivalents at beginning of the period	116,595	33,422
Cash and cash equivalents at end of the period	$97,780	$113,284

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in SecureWorks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the going-private transaction of Dell Inc. (“Dell”), an indirect parent of the Company, that was completed on October 29, 2013. The Company believes it is useful to exclude such purchase accounting adjustments related to the foregoing transactions as this deferred revenue generally results from multi-year service contracts under which deferred revenue is established upon sale and revenue is recognized over the term of the contract. Pursuant to the fair value provisions applicable to the accounting for business combinations, GAAP requires this deferred revenue to be recorded at its fair value, which is typically less than the book value. In presenting non-GAAP earnings, the Company adds back the reduction in revenue that results from this revaluation on the expectation that a significant majority of these service contracts will be renewed in the future and therefore the revaluation is not helpful in predicting its ongoing revenue trends. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (1) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (2) compare past and future reports of SecureWorks’ financial results, as the revenue reduction related to acquired deferred revenue will not recur when related service contracts are renewed in future periods.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with Dell’s going-private transaction, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for periods after October 29, 2013, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with Dell’s going-private transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies and SecureWorks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.

Other expenses. Other expenses include professional fees incurred by the Company in connection with the Company’s initial public offering and amounts expensed in the settlement of a legal matter. The Company excludes these expenses for the purpose of calculating the non-GAAP financial measures because it believes these items are outside the ordinary course of business and do not contribute to a meaningful evaluation of its current operating performance or comparisons to its past operating performance.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	August 4, 2017	July 29, 2016	August 4, 2017	July 29, 2016
GAAP revenue	$116,123	$103,653	$229,716	$203,446
Impact of purchase accounting	146	221	292	442
Non-GAAP revenue	$116,269	$103,874	$230,008	$203,888

GAAP gross margin	$59,798	$50,746	$119,449	$100,690
Amortization of intangibles	3,411	3,411	6,821	6,821
Impact of purchase accounting	156	356	312	617
Stock-based compensation expense	217	156	441	175
Non-GAAP gross margin	$63,582	$54,669	$127,023	$108,303

GAAP research and development expenses	$19,693	$17,373	$39,172	$34,970
Stock-based compensation expense	(759)	(688)	(1,573)	(770)
Non-GAAP research and development expenses	$18,934	$16,685	$37,599	$34,200

GAAP sales and marketing expenses	$37,620	$31,820	$74,789	$62,082
Stock-based compensation expense	(411)	(362)	(625)	(405)
Non-GAAP sales and marketing expenses	$37,209	$31,458	$74,164	$61,677

GAAP general and administrative expenses	$21,138	$21,600	$44,542	$42,685
Amortization of intangibles	(3,523)	(3,523)	(7,047)	(7,047)
Impact of purchase accounting	(256)	(177)	(512)	(406)
Stock-based compensation expense	(2,143)	(1,799)	(4,519)	(2,015)
Other	—	—	—	(1,164)
Non-GAAP general and administrative expenses	$15,216	$16,101	$32,464	$32,053

GAAP operating loss	$(18,653)	$(20,047)	$(39,054)	$(39,047)
Amortization of intangibles	6,934	6,934	13,868	13,868
Impact of purchase accounting	412	533	824	1,023
Stock-based compensation expense	3,530	3,005	7,158	3,365
Other	—	—	—	1,164
Non-GAAP operating loss	$(7,777)	$(9,575)	$(17,204)	$(19,627)

GAAP net loss	$(12,118)	$(12,051)	$(26,354)	$(23,678)
Amortization of intangibles	6,934	6,934	13,868	13,868
Impact of purchase accounting	412	533	824	1,023
Stock-based compensation expense	3,530	3,005	7,158	3,365
Other	—	—	—	1,164
Aggregate adjustment for income taxes	(4,122)	(3,997)	(7,356)	(7,419)
Non-GAAP net loss	$(5,364)	$(5,576)	$(11,860)	$(11,677)

GAAP net loss per share	$(0.15)	$(0.15)	$(0.33)	$(0.31)
Amortization of intangibles	0.09	0.09	0.17	0.18
Impact of purchase accounting	0.01	0.01	0.01	0.01
Stock-based compensation expense	0.04	0.04	0.09	0.04
Other	—	—	—	0.02
Aggregate adjustment for income taxes	(0.05)	(0.06)	(0.09)	(0.1)
Non-GAAP net loss per share *	$(0.07)	$(0.07)	$(0.15)	$(0.16)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(12,118)	$(12,051)	$(26,354)	$(23,678)
Interest and other, net	425	(851)	1,074	(1,216)
Income tax benefit	(6,960)	(7,145)	(13,774)	(14,153)
Depreciation and amortization	10,405	9,796	20,666	19,422
Stock-based compensation expense	3,530	3,005	7,158	3,365
Impact of purchase accounting	146	221	292	442
Other	—	—	—	1,164
Adjusted EBITDA	$(4,572)	$(7,025)	$(10,938)	$(14,654)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
Percentage of Total Net Revenue	August 4, 2017	July 29, 2016	August 4, 2017	July 29, 2016

GAAP gross margin	51.5%	49.0%	52.0%	49.5%
Non-GAAP adjustment	3.2%	3.6%	3.2%	3.6%
Non-GAAP gross margin	54.7%	52.6%	55.2%	53.1%

GAAP research and development expenses	17.0%	16.8%	17.1%	17.2%
Non-GAAP adjustment	(0.7)%	(0.7)%	(0.8)%	(0.4)%
Non-GAAP research and development expenses	16.3%	16.1%	16.3%	16.8%

GAAP sales and marketing expenses	32.4%	30.7%	32.6%	30.5%
Non-GAAP adjustment	(0.4)%	(0.4)%	(0.4)%	(0.2)%
Non-GAAP sales and marketing expenses	32.0%	30.3%	32.2%	30.3%

GAAP general and administrative expenses	18.2%	20.8%	19.4%	21.0%
Non-GAAP adjustment	(5.1)%	(5.3)%	(5.3)%	(5.3)%
Non-GAAP general and administrative expenses	13.1%	15.5%	14.1%	15.7%

GAAP operating loss	(16.1)%	(19.3)%	(17.0)%	(19.2)%
Non-GAAP adjustment	9.4%	10.1%	9.5%	9.6%
Non-GAAP operating loss	(6.7)%	(9.2)%	(7.5)%	(9.6)%

GAAP net loss	(10.4)%	(11.6)%	(11.5)%	(11.6)%
Non-GAAP adjustment	5.8%	6.2%	6.3%	5.9%
Non-GAAP net loss	(4.6)%	(5.4)%	(5.2)%	(5.7)%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Low End of Guidance		High End of Guidance
	Three Months Ending	Full Year Ending	Three Months Ending	Full Year Ending
	October 3, 2017	February 2, 2018	October 3, 2017	February 2, 2018

GAAP revenue	$115	$462	$116	$465
Impact of purchase accounting	—	1	—	1
Non-GAAP revenue	$115	$463	$116	$466

GAAP net loss per share	$(0.19)	$(0.68)	$(0.17)	$(0.65)
Amortization of intangibles	0.09	0.35	0.09	0.35
Impact of purchase accounting	0.01	0.02	0.01	0.02
Stock-based compensation expense	0.05	0.19	0.05	0.19
Aggregate adjustment for income taxes	(0.05)	(0.20)	(0.05)	(0.20)
Non-GAAP net loss per share*	$(0.10)	$(0.32)	$(0.09)	$(0.29)

GAAP net loss		$(54)		$(52)
Interest and other, net		2		2
Income tax benefit		(30)		(29)
Depreciation and amortization		41		41
Stock-based compensation expense		15		15
Impact of purchase accounting		2		2
Adjusted EBITDA*		$(25)		$(21)

*	Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding